Exhibit 10.1

EXECUTION VERSION

[Certain portions of this document have been omitted pursuant to Item 601(b)(10) of Regulation S-K and, where applicable, have been marked with “[*]” to indicate where omissions have been made. The marked information has been omitted because it is (i) not material and (ii) is the type that the registrant treats as private or confidential.]

AMENDMENT NO. 1 TO AMENDED AND RESTATED SECURITIES PURCHASE AGREEMENT

THIS AMENDMENT NO. 1 TO AMENDED AND RESTATED SECURITIES PURCHASE AGREEMENT (this “Amendment”) is dated as of June 15, 2026, by and between Allbirds, Inc., a Delaware corporation (the “Company”) and the investor identified on the signature page hereto (the “Investor”), and amends that certain Amended and Restated Securities Purchase Agreement, dated as of April 19, 2026 (the “Securities Purchase Agreement”), by and among the Company and the Investor. Capitalized terms used herein but not otherwise defined herein shall have the respective meanings set forth in the Securities Purchase Agreement.

WHEREAS, the Company and the Investor desire to amend certain provisions of the Securities Purchase Agreement pursuant to Section 9(e) thereof, to, among other things, increase the aggregate principal amount of Additional Notes issuable pursuant to the Securities Purchase Agreement from $44,750,000 to $94,750,000 (such incremental additional $50 million of Additional Notes, collectively, the “Amendment Notes”).

NOW, THEREFORE, in consideration of the covenants and agreements contained therein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investor, intending to be legally bound, hereto agree as follows:

ARTICLE I

AMENDMENTS

SECTION 1.1. Amendments. As of the Effective Time (as defined herein):

(a) Recital D of the Securities Purchase Agreement is hereby amended by replacing the reference to “$50,000,000” with “$100,000,000”.

(b) Recital F of the Securities Purchase Agreement is hereby amended by replacing the reference to “$44,750,000” with “$94,750,000”.

(c) The defined term “Transaction Documents” is hereby amended to include this Amendment.

(d) Exhibit A to the Securities Purchase Agreement is hereby deleted in its entirety and replaced with Exhibit A attached hereto.

(e) The Schedule of Buyers to the Securities Purchase Agreement is hereby deleted in its entirety and replaced with Schedule I (the “Amended and Restated Schedule of Buyers”) attached hereto.

ARTICLE II

MISCELLANEOUS

SECTION 2.1. Acknowledgement; Ratification of Obligations. The Company and the Investor hereby confirm and agree that, except as set forth in Article I above, (i) the Securities Purchase Agreement and each of the other Transaction Documents are, and shall continue to be, in full force and effect, constitute legal and binding obligations of all parties thereto in accordance with its terms and are hereby ratified and confirmed in all respects, and (ii) the execution, delivery and effectiveness of this Amendment shall not operate as an amendment of any right, power or remedy of the Company or the Investor under any Transaction Document, nor constitute an amendment of any provision of any Transaction Document. This Amendment forms an integral and inseparable part of the Securities Purchase Agreement.

SECTION 2.2. Additional Stockholder Approval. In addition to the stockholder approval obtained on June 3, 2026 relating to the issuance and potential issuance of securities hereunder as of that date, the Company shall provide each stockholder entitled to vote at a Stockholder Meeting, which shall be promptly called and held not later than September 30, 2026 (the “Additional Stockholder Meeting Deadline”), a proxy statement, in a form reasonably acceptable to the Buyers (the “Additional Proxy Statement”), soliciting each of the Company’s stockholder’s affirmative vote at such Stockholder Meeting for the approval of a proposal to permit the issuance of all of the Amendment Notes issuable pursuant to the Securities Purchase Agreement (as amended hereby) and all Additional Conversion Shares issuable upon conversion of the Amendment Notes, in each case, in compliance with the rules and regulations of the Principal Market (without regard to any limitations on conversion set forth in the Amendment Notes) (such affirmative approval by stockholders being referred to herein as the “Additional Stockholder Approval”, and the date such Additional Stockholder Approval is obtained, the “Additional Stockholder Approval Date”), and the Company shall use its reasonable best efforts to solicit the Additional Stockholder Approval and to cause the Board of Directors of the Company to recommend to the stockholders that they approve such proposal. The Company shall be obligated to seek to obtain the Additional Stockholder Approval by the Additional Stockholder Meeting Deadline. If, despite the Company’s reasonable best efforts the Additional Stockholder Approval is not obtained on or prior to the Additional Stockholder Meeting Deadline, the Company shall cause subsequent Stockholder Meetings to be held on or prior to the sixty (60) day anniversary of the prior Stockholder Meeting thereafter until such Additional Stockholder Approval is obtained.

SECTION 2.3. Disclosure of Transactions and Other Material Information. The Company shall file a Current Report on Form 8-K with the SEC describing the terms of the transactions contemplated by this Amendment in the form and within the timeframe required by the Exchange Act and attaching the form of this Amendment as an exhibit to such filing (including all attachments, the “8-K Filing”). From and after the filing of the 8-K Filing with the SEC, the Investor shall not be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of their respective officers, directors, employees or agents, that is not disclosed in the 8-K Filing. In addition, upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement with respect to the transactions contemplated hereby or as otherwise disclosed in the 8-K Filing, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and the Investor or any of its affiliates, on the other hand, shall terminate. Neither the Company, its Subsidiaries nor the Investor shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, the Company shall be entitled, without the prior approval of the Investor, to issue a press release or make such other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith or (ii) as is required by applicable law and regulations (provided that in the case of clause (i) the Investor shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Without the prior written consent of the Investor (which may be granted or withheld in the Investor’s sole discretion), except as required by applicable law and in any Registration Statement, the Company shall not (and shall cause each of its Subsidiaries and affiliates to not) disclose the name of the Investor in any filing, announcement, release or otherwise.

SECTION 2.4. Independent Nature of Investor’s Obligations and Rights. The obligations of the Investor under this Amendment or any other Transaction Document are several and not joint with the obligations of any other Buyer, and the Investor shall not be responsible in any way for the performance of the obligations of any other Buyer under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by the Investor pursuant hereto, shall be deemed to constitute the Investor and other Buyers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investor and other Buyers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Amendment, or any other Transaction Document and the Company acknowledges that the Investor and the other Buyers are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this Amendment, any other amendment and any other Transaction Document. The Company and the Investor confirm that the Investor has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. The Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Amendment, any other amendment or out of any other Transaction Documents, and it shall not be necessary for any other Buyers to be joined as an additional party in any proceeding for such purpose.

SECTION 2.5. Effectiveness. Article 1 of this Amendment shall become effective upon the due execution and delivery by the Company and the Investor of this Amendment (the “Effective Time”).

SECTION 2.6. References. As of the Effective Time, all references to the “Agreement” (including “hereof,” “herein,” “hereunder,” “hereby” and “this Agreement”) in the Securities Purchase Agreement and the other Transaction Documents shall refer to the Securities Purchase Agreement as amended by this Amendment. Notwithstanding the foregoing, references to the date of the Securities Purchase Agreement (as amended hereby) and references in the Securities Purchase Agreement to “the date hereof,” “the date of this Agreement” and terms of similar import shall in all instances continue to refer to April 19, 2026.

SECTION 2.7. Miscellaneous. Section 9 of the Securities Purchase Agreement are hereby incorporated by reference herein, mutatis mutandis.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed personally or by a duly authorized representative thereof as of the day and year first written above.

ALLBIRDS, INC.

By:	/s/ Joe Vernachio
Name: Joe Vernachio
Title: President, Chief Executive Officer and Secretary

[*]

By:	/s/ [*]
Name: [*]
Title: [*]

Signature Page to Amendment No. 1 to Amended and Restated Securities Purchase Agreement

Schedule I

AMENDED AND RESTATED SCHEDULE OF BUYERS

(1)	(2)	(3)	(4)	(5)	(6)	(7)	(8)
Buyer	Mailing Address and E-mail Address	Original Principal Amount of Initial Notes	Original Principal Amount of Additional Notes for the Additional Mandatory Closing	Aggregate Maximum Original Principal Amount of Additional Notes for Additional Optional Closings	Initial Purchase Price	Aggregate Maximum Additional Purchase Price	Legal Representative’s Mailing Address and E-mail Address
[*]	[*]	$3,250,000	$2,000,000	$94,750,000	$3,087,500	$92,512,500	[*]

TOTAL		$3,250,000	$2,000,000	$94,750,000	$3,087,500	$92,512,500